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                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 8, 1994, except as to the stock split described in Note 10 and the third paragraph of Note 10, which are as of September 27, 1996, relating to the financial statements of Firearms Training Systems, Inc. and its subsidiary, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended March 31, 1994 listed under Item 16(b) of this Registration Statement when such Schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Warehouse LLP has not prepared or certified such "Selected Financial Data."

Price Waterhouse LLP

Atlanta, Georgia
September 30, 1996